Exhibit 23.3

                      [LETTERHEAD OF RYDER SCOTT COMPANY]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


      As independent petroleum engineers, we hereby consent to the use of our name in this Registration Statement on Form S-4 by McMoRan Exploration Co. and joint proxy statement of both McMoRan Oil & Gas Co. and Freeport-McMoRan Sulphur Inc. We further consent to the incorporation by reference of our estimates of reserves and present value of future net reserves as of December 31, 1997 in the Form S-4.

                                                 /s/RYDER SCOTT COMPANY
                                                       PETROLEUM ENGINEERS


Houston, Texas
August 10, 1998